Fund JPMorgan Short Term Bond Fund II
Trade Date 9/3/2008
Issuer Federal Home Loan Mortgage Corp.
"Freddie Mac" (FHLMC 3.125% 10/25/2010)
Cusip 3137EABU
Bonds 3,250,000
Offering Price $99.78
Spread $0.98
Cost $3,242,915
Dealer Executing Trade Lehman Brothers, Inc.
% of Offering  purchased by firm 2.72%
Syndicate Members JPMorgan Securities, Lehman
Brothers Inc., UBS Securities, Banc Of America
SecuritiesLLC, Barclays Capital, BNP Paribas,
Citigroup Global Markets Inc, Credit Suisse,
Daiwa Securities America Inc, Deutsche Bank
Securities Inc, FTN Financial, Goldman Sachs &
Co, Greenwich Capital Markets Inc, HSBC
Securities, Merrill Lynch & Co, Mitsubishi UFJ
Securities Co Ltd, Morgan Stanley, RBC Capital
Markets
Fund JPMorgan Short Term Bond Fund II
Trade Date 1/5/2009
Issuer General Electric Capital
Corporation (GE 1.625 1/07/2011)
Cusip 36967HAG
Bonds 700,000
Offering Price $99.93
Spread $0.10
Cost $699,524.00
Dealer Executing Trade Goldman Sachs and Co.
% of Offering  purchased by firm 0.79%
Syndicate Members Banc of America Securities
LLC, Citigroup Global Markets Inc, Goldman
Sachs & Co, JPMorgan Securities, Morgan
Stanley, Blaylock Robert Va LLC, CastleOak
Securities LP, Samuel A Ramirez & Co, Williams
Capital Group LP
Fund JPMorgan Short-Term Bond Fund II
Trade Date 12/1/2008
Issuer Bank of America Corp. (BAC 3.125%
6/15/2012)
Cusip 06050BAA
Bonds 600,000
Offering Price $99.95
Spread $0.30
Cost $599,694
Dealer Executing Trade BancAmerica Securities
% of Offering  purchased by firm 0.34%
Syndicate Members Banc of America Securities
LLC, Citigroup Global Markets Inc, Deutsche
Bank Securities Inc, Goldman Sachs& Co, HSBC
Securities, JPMorgan Securities, Merrill Lynch
& Co, Wells Fargo, Bank of New York Mellon
Corp, Barclays Capital, Keefe Bruyette &
Woods, RBS Greenwich Capital, SunTrust
Robinson Humphrey, UBS Securities LLC, Cabrera
Capital Markets Inc, Loop Capital Markets LLC
Fund JPMorgan Short-Term Bond Fund II
Trade Date 12/2/2008
Issuer Citigroup Inc (C 2.875% 12/9/2011)
Cusip 17313UAA
Bonds 600,000
Offering Price $99.75
Spread $0.25
Cost $598,512
Dealer Executing Trade Citigroup Global
Markets
% of Offering  purchased by firm 0.66%
Syndicate Members Citigroup Global Markets
Inc, Banc of America Securities LLC, Goldman
Sachs & Co, Greenwich Capital Markets Inc,
JPMorgan Securities, Morgan Stanley & Co,
Barclays Capital, Blaylock Roberts Van LLC,
BNP Paribas Securities Corp, Cabera Capital
Markets Inc, CastleOak Securities LP, Credit
Suisse Securities USA LLC, Deutsche Bank
Securities Inc, Muriel Siebert & Co Inc, Loop
Capital Markets LLC, RBC Capital Markets, TD
Securities USA LLC, UBS Securities LLC,
Williams Capital Group LLC